As filed with the Securities and Exchange Commission on March 7, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OIL-DRI CORPORATION OF AMERICA
(Exact name of registrant as specified in its charter)

Delaware	36-2048898
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

410 North Michigan Avenue, Suite 400 Chicago, IL	60611-4213
(Address of Principal Executive Offices)	(Zip Code)
Amended and Restated Oil-Dri Corporation of America
2006 Long Term Incentive Plan
(Full title of the plan)
Laura G. Scheland, Esq.
Chief Legal Officer
Oil-Dri Corporation of America
410 North Michigan Ave., Suite 400
Chicago, IL 60611
(Name and address of agent for service)
(312) 321-1515
(Telephone number, including area code, of agent for service)

With a copy to:
Aslam A. Rawoof, Esq.
Benesch, Friedlander, Coplan & Aronoff LLP
1155 Avenue of the Americas, Floor 26
New York, NY 10036
(646) 328-0498

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the “Registration Statement”) is being filed in order to register an additional 500,000 shares of Common Stock, par value $.10 per share, Class A Common Stock, par value $.10 per share, and Class B Stock, par value $.10 per share of Oil-Dri Corporation of America, a Delaware corporation (the “Company” or “Registrant”), that may be awarded under the Amended and Restated Oil-Dri Corporation of America 2006 Long Term Incentive Plan, as amended (the “Plan”), which are securities of the same class and relate to the same employee benefit plan as those shares registered on the Company’s registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on December 21, 2006 (Registration No. 333-139550), which is hereby incorporated by reference.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The document(s) containing the information specified in Part I will be sent or given to participants in the Plans as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). The information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These document(s) and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement:
(a)our Annual Report on Form 10-K for the year ended July 31, 2023, filed with the Commission on October 12, 2023;
(b)the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended July 31, 2023 from our Definitive Proxy Statement on Schedule 14A, filed with the Commission October 30, 2023;
(c)our Quarterly Reports on Form 10-Q for the quarters ended October 31, 2023 and January 31, 2024, filed with the Commission on December 11, 2023 and March 7, 2024, respectively;
(d)Current Reports on Form 8-K (specifically excluding the information furnished under Items 2.02 and 7.01 and any exhibits furnished thereto under Item 9.01), filed with the Commission on September 22, 2023, October 4, 2023 and December 14, 2023; and
(e)The description of the Company’s Common Stock, par value $.10 per share, Class A Common Stock, par value $.10 per share, and Class B Stock, par value $.10 per share set forth in Exhibit 4.1 (“Description of Capital Stock”) to the Company’s Annual Report on Form 10-K for the year ended July 31, 2023, filed with the Commission on October 12, 2023.
All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing of such documents, except that, unless specifically stated to the contrary, none of the information disclosed under Items 2.02 or 7.01 of any Current Report on Form 8-K or any exhibit under Item 9.01 of Form 8-K with respect thereto that the Company may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included, herein.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8.    Exhibits.
The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description	SEC Document Reference

4.1	Certificate of Incorporation of Oil-Dri, as amended.	Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (Registration No. 333-57625), filed with the Commission on June 24, 1998.

4.2	By-Laws of Oil-Dri Corporation of America, as Amended and Restated on December 12, 2017.	Incorporated by reference to Exhibit 3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2018, filed with the Commission on March 9, 2018.

4.3	Description of Capital Stock.	Incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended July 31, 2023, filed with the Commission on October 12, 2023.

5.1	Opinion of Benesch Friedlander Coplan & Aronoff LLP.	Filed herewith.

23.1	Consent of Grant Thornton LLP.	Filed herewith.

23.2	Consent of Benesch Friedlander Coplan & Aronoff LLP (included in Exhibit 5.1).	Filed herewith.

24.1	Powers of attorney (included on the signature pages hereto).	Filed herewith.

99.1	Amended and Restated Oil-Dri Corporation of America 2006 Long Term Incentive Plan (as amended and restated effective December 13, 2023).	Incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on October 30, 2023.

107	Filing Fee Table.	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 7, 2024.

OIL-DRI CORPORATION OF AMERICA

/s/ Laura G. Scheland
By:	Laura G. Scheland
Its:	Chief Legal Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel S. Jaffee and Laura G. Scheland and each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Daniel S. Jaffee	March 7, 2024
Daniel S. Jaffee
President and Chief Executive Officer, Chairman of the Board of Directors
(Principal Executive Officer)

/s/ Susan M. Kreh	March 7, 2024
Susan M. Kreh
Chief Financial Officer & Chief Information Officer
(Principal Accounting Officer and Principal Financial Officer)

/s/ Ellen-Blair Chube	March 7, 2024
Ellen-Blair Chube
Director

/s/ Paul M. Hindsley	March 7, 2024
Paul M. Hindsley
Director

/s/ Michael A. Nemeroff	March 7, 2024
Michael A. Nemeroff
Director

/s/ George C. Roeth	March 7, 2024
George C. Roeth
Director

/s/ Amy L. Ryan	March 7, 2024
Amy L. Ryan
Director

/s/ Patricia J. Schmeda	March 7, 2024
Patricia J. Schmeda
Director

/s/ Allan H. Selig	March 7, 2024
Allan H. Selig
Director

/s/ Lawrence E. Washow	March 7, 2024
Lawrence E. Washow
Vice Chairman of the Board